SCHEDULE 14C
INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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[_]Preliminary Information Statement	[_] Confidential, For Use of the Commission only (as permitted by Rule 14c-5(d)(2))
[X] Definitive Information Statement

CHINA VALVES TECHNOLOGY, INC.
(Name of Registrant as Specified in Its Charter)

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China Valves Technology, Inc.
21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China

INFORMATION STATEMENT

NOTICE OF ACTION TAKEN PURSUANT TO WRITTEN CONSENT OF STOCKHOLDERS

We are furnishing this notice and the accompanying information statement pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder (the “Information Statement”) in connection with the approval by written consent of the holders of a majority of the issued and outstanding common stock of the Company, $0.001 par value per share (“Common Stock”), of the grant of restricted stock to certain directors and officers of the Company.

Nasdaq Stock Market Listing Rule 5635(c) requires that a NASDAQ listed company seek shareholder approval when it establishes or materially amends a stock option or purchase plan or other arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants. The Company has obtained the approval of a majority of its stockholders for such stock grant as required by the Nasdaq Listing Rules.

This Information Statement is being mailed on or about June 30, 2011, to stockholders of record as of June 1, 2011. The information statement is being delivered only to inform you of the corporate action described herein before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. The action shall be effective on or about July 20, 2011, or approximately 20 days after we mail this Information Statement.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

We will ask brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the Common Stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,
/s/ Siping Fang
Siping Fang, Chairman of the Board

INFORMATION STATEMENT
of
CHINA VALVES TECHNOLOGY, INC.

21F Kineer Plaza
226 Jinshui Road
Zhengzhou, Henan Province
People’s Republic of China 450008
People’s Republic of China

ACTION PURSUANT TO A WRITTEN CONSENT OF STOCKHOLDERS OF THE COMPANY

This Information Statement is first being mailed or furnished on or about June 30, 2011 to the stockholders of China Valves Technology, Inc., a Nevada corporation (the “Company”) , to notify the Company’s stockholders of the approval by the written consent of holders of a majority of the issued and outstanding voting securities of the Company, dated June 20, 2011, of the grant of restricted stock to certain directors and officers of the Company (the “Grant”).

Nasdaq Stock Market Listing Rule 5635(c) requires that a NASDAQ listed company seek shareholder approval when it establishes or materially amends a stock option or purchase plan or other arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants. On April 27, 2011 and May 9, 2011, the Compensation Committee (the “Committee”) of the Company’s Board of Directors approved the Grant. On June 20, 2011, our stockholders holding 19,344,884 shares of Common Stock, or approximately 54.23% of the Common Stock outstanding on June 1, 2011 (the “Record Date”), have approved the Grant. Accordingly, all necessary corporate approvals in connection with the Grant have been obtained and this Information Statement is furnished solely for the purpose of informing the stockholders of the Company in the manner required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The general effect of the Grant is described in “APPROVAL OF A RESOLUTION TO GRANT RESTRICTED STOCK TO CERTAIN DIRECTORS AND OFFICERS”.

The Company knows of no other matters other than that described in this Information Statement which have been recently approved or considered by the holders of the Common Stock.

We Are Not Asking You for a Proxy and You are Requested Not To Send Us a Proxy.

STOCKHOLDER VOTE

Authorization By the Board of Directors and the Majority Stockholders

Under Nevada law and our Bylaws, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote. Under the NASDAQ Listing Rules, the approval of a stock option or purchase plan or other arrangement pursuant to which stock may be acquired by officers, directors, employees or consultants generally requires the affirmative vote or written consent of a majority of the issued and outstanding shares of Common Stock. On the Record Date, the Company was authorized to issue 300,000,000 shares of Common Stock and there were 35,669,654 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On April 27 and May 9, 2011, the Committee adopted resolutions approving the transactions in connection with the Grant. In connection with the adoption of these resolutions, the Board of Directors had been informed that holders of a majority of our outstanding shares of Common Stock were in favor of this proposal and would enter into a written consent approving the Grant. On June 20, 2011, the holders of a total of 19,344,884 outstanding shares of our Common Stock, representing 54.23% of our outstanding shares of Common Stock on the Record Date, consented in writing to the Grant. The following table lists those holders who consented to the Grant and provides the number of shares beneficially owned and the percentage interest of outstanding shares for each such holder:

Name of the Holder	Beneficial Ownership	Percentage of Ownership
Bin Li(1)	12,583,032	34.31%
Qing Lu(1)	34,000	*
James Li(1)	50,000	*
Bin Fang(1)	2,275,000	6.20%
Huili Chen(1)	16,400	*
Sha Chen(1)	269,107	*
Xueyi Liu(1)	200,000	*
Fengyun Wu(1)	75,000	*
Xia Chen(1)	50,000	*
Yongfeng Yang(1)	50,000	*
Lifeng Chen(1)	635,000	*
Xihuan Zhang(1)	50,000	*
Fengjuan Zhou(1)	50,000	*
Zhiqiang Zhou(1)	50,000	*
Ming Xu(1)	110,869	*
Huili Si(1)	118,000	*
Yanrong Hou(1)	50,000	*
Prescott Group Aggressive Small Corp.	1,517,294	4.25%
Newberg Road Partners LP	392,045	*
Beekman 514, Ltd.	162,187	*
Michael Markbreiter	606,950	*
Total	19,344,884	54.23%

 *Less than 1%.

(1) The holders are affiliates of the Company.

Accordingly, we have obtained all necessary corporate approvals in connection with the Grant. We are not seeking written consent from any other stockholder, and the other stockholders will not be given an opportunity to vote with respect to the action described in this Information Statement. This Information Statement is furnished solely for the purposes of advising stockholders of the action taken by written consent and giving stockholders notice of such action taken as required by the Exchange Act.

OWNERSHIP OF THE COMPANY’S COMMON STOCK BY
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of June 1, 2011, by:

  each security holder known by the Company to be the beneficial owner of more than 5% of the Common Stock;

  each of the Company’s officers and directors; and

  all of the Company’s officers and directors as a group.

		Amount & Nature ofPercent of
Name & Address of		Beneficial	Class (2)
Beneficial Owner	Office, if Any	Ownership (1)
	Officers and Directors
Siping Fang	President and Chairman	0	*
Jianbao Wang	Chief Executive Officer	125,000
Gang Wei	Chief Financial Officer	0
Binjie Fang	Chief Operating Officer and Director	0	*
Qizhong Xiang	Chief Technology Officer	0	*
Zhiming Wang	Chief Engineer	0
William Haus 5700 Henry Cook Blvd. Suite #6333, Plano, TX 75024-4542	Director	57,500 (3)	*
Peter Li C/O CS China Acquisition Corp. 4100 N. E. Second Avenue, Miami, FL 33137	Director	47,500 (4)	*
Zengbiao Yu Director		25,000	*
All officers and directors as a group (9 persons named above)		255,000	*
	5% Securities Holder
Bin Li 1165 Rugglestone Way, Duluth, GA 30097		12,583,032	34.31%
Bin Fang		2,275,000	6.20%

* Less than 1%.

** Unless otherwise indicated, the address of each of the persons is in the care of China Valves Technology, Inc., 21F Kineer Plaza, 226 Jinshui Road, Zhengzhou, Henan Province, People’s Republic of China 450008.

1 A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days of the Reference Date (such as through exercise of stock options or warrants). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner, subject to applicable community property laws. None of the shares shown in the table for our directors and executive officers are pledged as security.

2 For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of the Reference Date is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership.

3 Includes 27,500 shares of common stock issuable upon the exercise of vested stock options granted to Mr. Haus.

4 Includes 22,500 shares of common stock issuable upon the exercise of vested stock options granted to Mr. Li.

APPROVAL OF A RESOLUTION TO GRANT RESTRICTED STOCK TO CERTAIN DIRECTORS AND OFFICERS

Purpose of the Grant

Our Board of Directors believes it is in the best interests of the Company to grant restricted stock to certain officers and directors.

Restricted Stock Grant Agreements with Directors

On May 1, 2011, the Company entered into a restricted stock grant agreement with each of the directors. Pursuant to the agreements, the Company granted 25,000 shares of restricted stock to each of Mr. William Haus, Mr. Peter Li and Mr. Zengbiao Yu, independent directors of the Company (the “Director Stock Grants”). The Director Stock Grants all vest immediately on May 1 2011.

Restricted Stock Grant Agreements with Officers

On May 16, 2011, the Company entered into a restricted stock grant agreement (the “Restricted Stock Grant Agreement”) with each of the officers.

Pursuant to the Restricted Stock Grant Agreement, the Company granted 500,000 shares of restricted stock to Mr. Jianbao Wang, the Company’s Chief Executive Officer, 250,000 shares to Mr. Gang Wei, the Company’s Chief Financial Officer, and 125,000 shares to Mr. Renrui Tang, the Company’s Vice President of Finance. 125,000 shares of Mr. Wang’s restricted stock will vest immediately. The remaining shares will vest in three equal installments (or 125,000 shares each installment) over a three-year period starting from January 1, 2012 subject to the criteria set forth therein. The first installment will vest on January 1, 2012 after the Company has changed its auditor and has made improvement in its internal control or upon approval by the Board and the Compensation Committee. The Compensation Committee will determine the criteria upon which the vesting of the second and third installments will be based. The restricted stock for Mr. Wei and Mr. Tang will vest in three equal annual installments over a three-year period starting from January 1, 2012 subject to the criteria set forth therein. The first installment will vest on January 1, 2012 after the Company has changed its auditor and has made improvement in its internal control or upon approval by the Board and the Compensation Committee. The Compensation Committee will determine the criteria upon which the vesting of the second and third installments will be based.

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

Common Stock

Our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.001 per share. The number of shares of our outstanding common stock is 35,669,654 shares as of June 1, 2011. The holders of outstanding shares of common stock may receive dividends out of assets legally available at times and in amounts as our board of directors may determine. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. Cumulative voting is not provided for in our amended and restated articles of incorporation. Our bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The common stock is not entitled to preemptive rights and is not subject to conversion or redemption. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, ratably, the net assets available to stockholders after payment of all creditors.

Our common stock is listed on the Nasdaq Global Market under the symbol “CVVT.”

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Preferred Stock

The Company is not authorized to issue any preferred stock.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the General Corporation Law of the State of Nevada, our stockholders are not entitled to appraisal rights with respect to the Grant.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer, director or director nominee of the Company. No director of the Company has informed the Company that he intends to oppose the proposed actions to be taken by the Company as set forth in this Information Statement.

PROPOSALS BY SECURITY HOLDERS

There are no proposals by any security holders.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Unless the Company is otherwise advised by the stockholders, we will only deliver one copy of this Information Statement to multiple stockholders sharing an address. This practice known as “householding” is intended to reduce the Company’s printing and postage costs.

We will, upon request, promptly deliver a separate copy of this Information Statement to a stockholder who shares an address with another stockholder. A stockholder, who wishes to receive a separate copy of this Information Statement, may direct such request to the Company at 21F Kineer Plaza, 226 Jinshui Road, Zhengzhou, Henan Province, People’s Republic of China 450008, People’s Republic of China, or you can contact us via telephone at (86)371-8612-7222 . Stockholders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

ADDITIONAL INFORMATION

The Company files reports with the Securities and Exchange Commission (the “SEC”). These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to securities laws. You may read and copy materials the Company files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By Order of the Board of Directors
/s/ Siping Fang
Siping Fang, Chairman of the Board